Exhibit 99.3

CONVERTED ORGANICS INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2010

	Historical	Pro		Pro
	Converted Organics	Forma		Forma
	Inc. and Subsidiaries	Adjustments	Reference	Consolidated

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,113,359	$106,830	(1)	$4,220,189
Restricted cash	233,316	—		233,316
Accounts receivable, net	495,450	950,000	(1)	1,445,450
Inventories	371,301	—		371,301
Prepaid rent	641,781	—		641,781
Other prepaid expenses	624,319	106,521	(1)	730,840

Total current assets	6,479,526	1,163,351		7,642,877

Deposits	800,419	5,886	(1)	806,305
Restricted cash	29,769	—		29,769
Other assets	166,667	—		166,667
Property and equipment, net	18,382,828	158,819	(1)	18,541,647
Construction-in-progress	328,637	81,017	(1)	409,654
Capitalized bond costs, net	802,424	—		802,424
Intangible assets, net	1,923,617	10,000,000	(1)	11,923,617
Goodwill	—	12,370,000	(1)	12,370,000

Total assets	$28,913,887	$23,779,073		$52,692,960

LIABILITIES AND OWNERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Term notes payable — current	$1,812,764	$184,351	(1)	$1,997,115
Accounts payable	1,150,770	1,353,304	(1)	2,504,074
Accrued compensation, officers, directors and consultants	455,218	—		455,218
Accrued legal and other expenses	708,095	12,834	(1)	720,929
Accrued interest	249,191	—		249,191
Deferred revenue	—	434,584	(1)	434,584
Convertible notes payable, net of unamortized discount	286,450	—		286,450
Capital lease obligations — current	12,069	—		12,069

Total current liabilities	4,674,557	1,985,073		6,659,630

Capital lease obligation, net of current portion	25,654	—		25,654
Term notes payable, net of current portion	509,833	—		509,833
Derivative liabilities	2,261,897	—		2,261,897
Bonds payable	17,500,000	—		17,500,000

Total liabilities	24,971,941	1,985,073		26,957,014

COMMITMENTS AND CONTINGENCIES	—	—		—
OWNERS’ EQUITY (DEFICIT)
Preferred stock, $.0001 par value, authorized
10,000,000 shares; no shares issued and outstanding	—	—		—
Common stock, $.0001 par value, authorized 75,000,000 shares	3,802	1,852	(1)	5,654
Additional paid-in capital	60,209,902	21,792,148	(1)	82,002,050
Accumulated deficit	(56,271,758)	—		(56,271,758)

Total owners’ equity	3,941,946	21,794,000		25,735,946

Total liabilities and owners’ equity	$28,913,887	$23,779,073		$52,692,960

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

CONVERTED ORGANICS INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2010

	Historical
	Converted Organics	Pro Forma		Pro Forma
	Inc. and Subsidiaries	Adjustments	Reference	Consolidated

Revenues	$859,826	$1,684,183	(2)	$2,544,009
Cost of good sold	1,966,101	703,301	(2)	2,669,402

Gross loss	(1,106,275)	980,882		(125,393)
Operating expenses
General and administrative expenses	4,089,501	436,998	(2)	4,526,499
Research and development	64,059	—	(2)	64,059
Depreciation expense	2,819	—		2,819
Amortization of capitalized costs	75,371	177,484	(2),(3)	252,855
Amortization of license	8,548	—		8,548

Loss from operations	(5,346,573)	366,400		(4,980,173)

Other income/(expenses)
Interest income	281	—		281
Derivative gain/(loss)	(635,155)	—		(635,155)
Other income	—	17,190	(2)	17,190
Interest expense	(398,246)	(3,905)	(2)	(402,151)

	(1,033,120)	13,285		(1,019,835)

Loss before provision for income taxes	(6,379,693)	379,685		(6,000,008)
Provision for income taxes	—	—		—

Net loss	(6,379,693)	379,685		(6,000,008)
Net income (loss) attributable to noncontrolling interest	—	(117,507)	(2)	(117,507)

Net income (loss) attributable to Converted Organics Inc. before other comprehensive income (loss)	(6,379,693)	497,192		(5,882,501)
Other comprehensive income (loss):
Foreign currency translation adjustment	—	(41,766)	(2)	(41,766)

Comprehensive income (loss)	(6,379,693)	455,426		(5,924,267)
Comprehensive income (loss) attributable to noncontrolling interest	—	(6,264)	(2)	(6,264)

Comprehensive income (loss) attributable to Converted Organics Inc.	$(6,379,693)	$461,690		$(5,918,003)

Net loss per share, basic and diluted	$(0.17)		(4)	$(0.10)

Weighted average common shares outstanding	37,864,169		(4)	56,389,068

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

CONVERTED ORGANICS INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
FOR THE YEAR ENDED DECEMBER 31, 2009

	Historical
	Converted Organics	Pro Forma		Pro Forma
	Inc. and Subsidiaries	Adjustments	Reference	Consolidated

Revenues	$2,633,782	$36,732	(2)	$2,670,514
Cost of good sold	6,914,857	—		6,914,857

Gross loss	(4,281,075)	36,732		(4,244,343)
Operating expenses
General and administrative expenses	10,049,830	1,291,586	(2)	11,341,416
Research and development	637,142	613	(2)	637,755
Depreciation expense	723,846	—		723,846
Amortization of capitalized costs	357,718	673,050	(2),(3)	1,030,768
Amortization of license	16,500	—		16,500

Loss from operations	(16,066,111)	(1,928,517)		(17,994,628)

Other income/(expenses)
Interest income	24,097	—		24,097
Loss on impairment of long-term assets	(3,928,129)	—		(3,928,129)
Derivative gain/(loss)	5,766,035	—		5,766,035
Other income	68,995	55,114	(2)	124,109
Interest expense	(6,970,675)	(9,218)	(2)	(6,979,893)

	(5,039,677)	45,896		(4,993,781)

Loss before provision for income taxes	(21,105,788)	(1,882,621)		(22,988,409)
Provision for income taxes	—	—		—

Net loss	(21,105,788)	(1,882,621)		(22,988,409)
Net income (loss) attributable to noncontrolling interest	—	74,934	(2)	74,934

Net income (loss) attributable to Converted Organics Inc. before other comprehensive income (loss)	(21,105,788)	(1,957,555)		(23,063,343)
Other comprehensive income (loss):
Foreign currency translation adjustment	—	(57,491)	(2)	(57,491)

Comprehensive income (loss)	(21,105,788)	(2,015,046)		(23,120,834)
Comprehensive income (loss) attributable to noncontrolling interest	—	(8,623)	(2)	(8,623)

Comprehensive income (loss) attributable to Converted Organics Inc.	$(21,105,788)	$(2,006,423)		$(23,112,211)

Net loss per share, basic and diluted	$(1.08)		(4)	$(0.61)

Weighted average common shares outstanding	19,569,853		(4)	38,114,781

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.